Exhibit 10.7

COLLATERAL ASSIGNMENT
OF INTEREST RATE PROTECTION AGREEMENT

This Collateral Assignment of Interest Rate Protection Agreement (this “Assignment”) is made as of July 27, 2012, by FSP 50 SOUTH TENTH STREET CORP., a Delaware corporation (“Assignor”), in favor of BANK OF AMERICA, N.A., a national banking association, as administrative agent for itself and the other lenders who become parties to a certain Loan Agreement (as amended, restated or modified the, “Loan Agreement”) of even date amongst the Assignor, the administrative agent and the other lenders (collectively, the “Assignee”). Capitalized terms used herein and not otherwise defined have the meanings given in the Loan Agreement.

RECITALS:

WHEREAS, Assignor and Assignee have entered into the Loan Agreement pursuant to which the lenders shall make a loan to Assignor (as renewed, extended and amended from time to time, the “Loan”); and

WHEREAS, the parties wish to set forth certain understandings with respect to the Collateral (as defined below);

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Assignment. Assignor hereby assigns to Assignee, as collateral to secure the payment and performance of the Loan and all of Assignor’s obligations under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), all of Assignor’s right, title and interest in, to and under the ISDA Master Agreement, dated as of July 27, 2012, attached as Exhibit A hereto, and the Confirmation thereof attached as Exhibit B hereto (collectively, the “Agreement”), by and between Assignor and Bank of America, N.A., as counterparty (“Counterparty”), and all of Assignor’s right, title and interest in, to and under all other documents executed and/or delivered in connection with and/or secured by the Agreement, including, without limitation, all of Assignor’s right, title and interest in any collateral, demands, causes of action, bank accounts, other accounts, investment property, general intangibles and supporting obligations, and any other collateral or documents arising out of and/or executed and/or delivered with respect to the Agreement, all rights and benefits of Assignor related to the Agreement, and such claims and choses in action related to the Agreement and such documents, and all of Assignor’s rights, title and interests therein and thereto, and the Assignor hereby grants to Assignee a security interest in and to the Agreement and the foregoing and all proceeds (within the meaning of Sections 9–102(a)(64) and 9-315) of the Uniform Commercial Code adopted in the State of New York) thereof (the “Collateral”), to have and to hold the same, unto Assignee, its successors and assigns.

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2.     Consent to Assignment. Each party to the Agreement, by its execution of this Assignment, hereby consents to the assignment of the Collateral and the other terms hereof (including, without limitation, the second sentence of Section 3 hereof), and Assignor and Counterparty agree that Counterparty will make any payments to become payable under or pursuant to the Agreement directly to the Assignee until such time as this Assignment is terminated or otherwise canceled pursuant to Section 5 hereof, at which time the Counterparty will be instructed by Assignee to make payments to or on behalf of Assignor and Assignee shall execute a termination and release of this Assignment. All such payments by Counterparty to Assignee shall discharge any obligation Counterparty would otherwise have to Assignor with respect thereto. All such payments made by Counterparty to Assignee shall be applied first to pay interest payable by Assignor to Assignee pursuant to the Loan Agreement and then (or if an uncured Event of Default exists) to payment of the other obligations of Assignor to Assignee under the Loan Documents. Assignor and Counterparty expressly acknowledge and agree that Assignee shall have no obligation to make any payments required to be made by Assignor under the Agreement.

3.     Negative Pledge. Assignor hereby covenants and agrees that Assignor shall not, without first obtaining the written consent of Assignee, convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant an option or options with respect to, or otherwise dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration) the Agreement or the Collateral or any right, title or interest of Assignor in, to or under the Agreement or the Collateral. Assignor and Counterparty hereby covenant and agree that until such time as this Assignment is terminated or otherwise canceled pursuant to Section 5 hereof, Assignor and Counterparty shall not, without first obtaining the written consent of Assignee, amend, modify, cancel or terminate the Agreement.

4.     Remedies. While an Event of Default exists, Assignee may exercise, in addition to all other rights and remedies granted in the Loan Agreement and in any other Loan Document or available under applicable law, all rights and remedies of a secured party under the Uniform Commercial Code adopted in the State of New York.

5.     Termination. This Assignment shall terminate upon the payment in full of the Loan (as defined in the Loan Agreement) and the payment of all other obligations of Assignor under the Loan Agreement and the other Loan Documents.

6.     Counterparty. In consideration of the foregoing agreements by Counterparty, Assignor and Assignee agree that (a) Counterparty shall be entitled to conclusively rely (without any independent investigation) on any written notice or instructions from Assignee in respect of this Assignment, (b) without limitation on the immediately preceding clause, in the event of any inconsistency between any written notice or instructions from Assignee and any notice or instructions from Assignor, Counterparty shall be entitled to conclusively rely (to the extent relied on in good faith, but without any independent investigation) on those from Assignee, and (c) Counterparty shall be held harmless and shall be fully indemnified by Assignor from and against any and all claims, damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys’ fees and disbursements, but specifically excluding those ultimately determined to be proximately caused by the gross negligence, illegal acts, fraud or willful misconduct of Counterparty) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such instructions or notice provided by Assignee.

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7.     Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.

8.     Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their permitted successors and assigns under the Loan Agreement.

9.     Amendment. This Assignment may be amended or modified only by a written instrument signed by the parties hereto.

10.     Further Assurances. Until the Loan is paid in full and all obligations under the Loan Agreement and the other Loan Documents are paid in full, Assignor covenants and agrees, from time to time, upon reasonable request of Assignee, at the sole cost and expense of Assignor, to execute all instruments and further assurances and all supplemental instruments and take all such action as Assignee from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Assignee hereby or to enable Assignee (or its nominee or designee) to exercise or enforce its rights hereunder, provided the same do not materially increase the obligations or diminish the rights of Assignor.

11.     Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Collateral Assignment of Interest Rate Protection Agreement to be executed and delivered as of the date set forth above.

ASSIGNOR:	FSP 50 SOUTH TENTH STREET CORP. By: /s/ George J. Carter______________ Name: George J. Carter Title: President

ASSIGNEE:	BANK OF AMERICA, N.A., administrative agent, a national banking association By: /s/ Israel Lopez_________________ Name: Israel Lopez Title: Senior Vice President

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EXHIBIT A

ISDA MASTER AGREEMENT

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Exhibit A

EXHIBIT B

CONFIRMATION

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Exhibit B